EXHIBIT 3.2

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: secretaryofstate.biz

	Filed in the Office of	Business Number
Articles of Incorporation (PURSUANT TO NRS 78)		E0717912007-6
	/s/ Ross Miller	Filing Number
20070700208-06
Filed On
	Secretary of State	10/15/2007
	State of Nevada	Number of Pages
4

USE BLACK INK ONLY – DO NOT HIGHLIGHT                              ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	Carbon Credits International, Inc.
	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Ralph Kinkade Name 4063 Knoblock Road Carson City Nevada 89706 (MANDATORY) Physical Street Address City Zip Code (OPTIONAL) Mailing Address City State Zip Code
2.	Shares: (number of shares corporation is authorized to issue)	Number of shares Par value Number of shares with par value: 50,000,000 per share: $0.001 without par value: None
3.	Names and Addresses pf the Board of Directors/Trustees: (each Director/Trustee must be natural person at least 18 years of age: attach additional page if more than 3 directors/trustees)

1.  Hans J. Schulte

Name

14835 E. Shea Boulevard, Suite 103, PMB 494                  Fountain Hills         AZ                85268

Street Address                                                                     City                        State Zip Code

2.

Name

Street Address                                                                     City                        State Zip Code

3.

Name

Street Address                                                                     City                        State Zip Code

4.	Purpose (optional – see instructions)	The purpose of this Corporation shall be: Any Lawful Purpose
5.	Name, Address and Signature of incorporator (attach additional page if more than 1 incorporator)	Hans J. Schulte X /s/ Hans J. Schulte________________ Name Signature 14835 E. Shea Boulevard, Suite 103, PMB 494 Fountain Hills AZ 85268 Street Address City State Zip Code
6.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X /s/ Ralph Kinkade_______________________________ 10/15/07 Authorized Signature of R.A. On behalf of R.A. Company Date

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ARTICLES OF INCORPORATION

OF

CARBON CREDITS INTERNATIONAL, INC.

1. Name of Company:

CARBON CREDITS INTERNATIONAL, INC.

2. Resident Agent:

The resident agent of the Company is:

Ralph Kinkade

4063 Knoblock Road

Carson City, Nevada 89706

3. Board of Directors:

The Company shall initially have one director (I) who shall be Hans J. Schulte, whose address is: 14835 E. Shea Boulevard, Suite 103, ?MB 494, Fountain Hills, Arizona 85268. This individual shall serve as director until a successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 50,000,000 shares of Common Stock having a 50.001 par value, and 10,000,000 shares of Preferred Stock having a $0.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5. Preemptive Rights and Assessment of Shares:

Holders of Common or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

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Carbon Credits International, Inc.: Incorporation Continued

6. Directors’ and Officers’ Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7. Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors Incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shell not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without Limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8. Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9. Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-laws of the corporation;

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Carbon Credits International, Inc.: Incorporation Continued

(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand on October 15, 2007, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ Hans J. Schulte

Hans J. Schulte, Incorporator

Certificate of Acceptance of Appointment as Resident Agent: 1, Ralph Kinkade, do hereby state that on October 15, 2007, I accepted the appointment as resident agent for the above- named business entity (Carbon Credits International, lnc.).

/s/ Ralph Kinkade

Ralph Kinkade, Resident Agent

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